UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 15, 2022

Seven Hills Realty Trust

(Exact name of registrant as specified in its charter)

Maryland	001-34383	20-4649929
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

Two Newton Place 255 Washington Street, Suite 300 Newton, MA 02458	02458-1634
(Address of principal executive offices)	(Zip Code)

(617) 332-9530
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Titles of Each Class	Trading Symbol	Name of exchange on which registered
Common Shares of Beneficial Interest	SEVN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

In this Current Report on Form 8-K, the terms “we”, “us,” “our,” or “our Company” refer to Seven Hills Realty Trust.

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 15, 2022, G. Douglas Lanois resigned as our Chief Financial Officer and Treasurer, effective September 30, 2022. On that same date, our Board of Trustees, or our Board, appointed Tiffany Sy as our Chief Financial Officer and Treasurer, effective October 1, 2022.

Ms. Tiffany Sy, age 42, joined The RMR Group LLC, or RMR, in 2020 as a Senior Director, Accounting, and is responsible for various aspects of the accounting function supporting RMR and its clients, including us. Ms. Sy has been promoted to a Vice President of RMR and has also been appointed Chief Financial Officer and Treasurer of Tremont Realty Capital LLC, or Tremont, both effective October 1, 2022. Prior to joining RMR, Ms. Sy held various accounting leadership positions at Five Star Senior Living and Bank Rhode Island. Ms. Sy also practiced public accounting for 15 years, including in the audit practice of Ernst & Young LLP for more than 10 years. Ms. Sy is a certified public accountant.

Ms. Sy has advised us that she has no arrangements or understandings with any other person pursuant to which she was appointed Chief Financial Officer and Treasurer, and, except as set forth below, Ms. Sy has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Ms. Sy does not have a family relationship with any member of our Board or any of our executive officers.

Contemporaneously with the effectiveness of Ms. Sy’s appointment as our Chief Financial Officer and Treasurer, we expect to enter into an indemnification agreement with Ms. Sy on substantially the same terms as the indemnification agreements we previously entered into with our other executive officers. We previously filed a form of this indemnification agreement we entered with our Trustees and executive officers as Exhibit 10.5 to our Annual Report on Form 10-K for the year ended December 31, 2021, or our Annual Report, which form is incorporated herein by reference.

Information Regarding Certain Relationships and Related Person Transactions

We have relationships and historical and continuing transactions with Tremont, RMR, The RMR Group Inc., or RMR Inc., and others related to them. For example: we have no employees and the personnel and various services we require to operate our business are provided to us by Tremont pursuant to our management agreement with Tremont; Tremont is a subsidiary of RMR, which is a majority owned subsidiary of RMR Inc., and RMR Inc. is a managing member of RMR; RMR provides certain services to Tremont that are applicable to us pursuant to a shared services agreement between Tremont and RMR; Tremont is our largest shareholder, owning approximately 11.7% of our outstanding common shares at June 30, 2022; one of our Managing Trustees and Chair of our Board, Adam D. Portnoy, is the sole trustee, an officer and the controlling shareholder of ABP Trust, which is the controlling shareholder of RMR Inc., and he is also a director of Tremont, the chair of the board of directors, a managing director, the president and chief executive officer of RMR Inc., and an officer and employee of RMR; our other Managing Trustee, Matthew P. Jordan is an officer of RMR Inc. and an officer and employee of RMR; and our executive officers are officers of RMR and Tremont and employees of Tremont and/or RMR.

For further information about these and other such relationships and related person transactions, please see our Annual Report, our definitive Proxy Statement for our 2022 Annual Meeting of Shareholders, or our Proxy Statement, our Quarterly Report for the quarterly period ended June 30, 2022, or our Quarterly Report, and our other filings with the Securities and Exchange Commission, or the SEC, including Note 11 to our consolidated financial statements included in our Annual Report and the sections captioned “Business”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Related Person Transactions” and “Warning Concerning Forward-Looking Statements” of our Annual Report, the section captioned “Related Person Transactions” and the information regarding our Trustees and executive officers included in our Proxy Statement and Note 8 to our condensed consolidated financial statements included in our Quarterly Report and the sections captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Related Person Transactions” and “Warning Concerning Forward-Looking Statements” of our Quarterly Report. In addition, please see the section captioned “Risk Factors” of our Annual Report for a description of risks that may arise as a result of these and other such relationships and related person transactions. Our filings with the SEC and copies of certain of our agreements with these related parties are publicly available as exhibits to our public filings with the SEC and accessible at the SEC’s website, www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEVEN HILLS REALTY TRUST

By:	/s/ Thomas J. Lorenzini
Name:	Thomas J. Lorenzini
Title:	President

Date:   September 21, 2022